SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-K
                                 Current Report

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                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 14, 2004


                                      T&G2
                                      ----
               (Exact name of Registrant as specified in charter)




      Nevada                      000-07693                     74-3035831
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 (State or other              (Commission file               (I.R.S. Employer
 jurisdiction of                   number)                Identification Number)
 incorporation)



                           1 Anderson Road, Suite 105
                         Bernardsville, New Jersey 07924
                         -------------------------------
                    (Address of Principal Executive Offices)


                                 (908) 204-9919
                                 --------------
                     (Telephone Number, Including Area Code)


                               65 La Grande Avenue
                       Berkeley Heights, New Jersey 07922
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          (Former name or former address, if changes since last report)






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






Item 5. Other Events.
---------------------

     As of January 14, 2004, T&G2, Inc., a Nevada corporation (the "Company"), entered into a Loan and Security Agreement (the "Loan Agreement") and a Multiple Advance Promissory Note (the "Note") with FINANZINVEST, LTD., a Bermuda company (the "Lender"). The Loan Agreement establishes a multiple advance loan of a maximum of $2,600,000.00, the first advance on which is expected to take place in the month of January 2004. As security for the repayment of the Note, the Company issued as collateral 668,000 shares of the Company's Series B Convertible Preferred Stock, whose rights and preferences are as set forth in a Certificate of Designation, attached as Exhibit B to the Loan Agreement. Additionally, the Company has issued to the Lender a Warrant for the purchase of up to 6,000,000 shares of the Company's Class A Common Stock at an exercise price of $0.15 per share. The Warrant carries no registration rights. Additional repayment terms may be found in Exhibits 99.1 and 99.2 accompanying this report.


Item 7. Financial Statements and Exhibits.
------------------------------------------

     a.   Financial Statements of Businesses Acquired.

          Not Applicable

     b.   Pro Forma Financial Information.

          Not Applicable

     c.   Exhibits.

          99.1   Loan and Security Agreement (with Exhibits)
          99.2   Multiple Advance Promissory Note




                                   Signatures
                                   ----------

     Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 20, 2004                  T&G2, Inc.
                                          (Registrant)


                                          /s/ James M. Farinella
                                          ------------------------------------
                                          James M. Farinella/President and CEO




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